Exhibit 99.2 Q2 2024 Earnings Presentation August 9, 2024

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements. The matters discussed in this presentation, as well as in future oral and written statements by management of Portman Ridge Finance Corporation (“PTMN”, “Portman Ridge” or the “Company”), that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments, our contractual arrangements and relationships with third parties, the ability of our portfolio companies to achieve their objectives, the ability of the Company’s investment adviser to attract and retain highly talented professionals, our ability to maintain our qualification as a regulated investment company and as a business development company, our compliance with covenants under our borrowing arrangements, and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as may, will, should, expects, plans, anticipates, could, intends, target, projects, “outlook”, contemplates, believes, estimates, predicts, potential or continue or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on the Company and its portfolio companies’ results of operations and financial condition. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC. 2

First Quarter Highlights Second Quarter 2024 Highlights ▪ Total investment income for the quarter ended June 30, 2024, was $16.3 million, of which 13.9 million was attributable to interest income, inclusive of payment-in-kind income, from the Debt Securities Portfolio. This compares to total investment income of $19.6 million for the quarter ended June 30, 2023, of which $15.5 million was attributable to interest income, inclusive of payment-in-kind income, from the Debt Securities Portfolio. (1) ▪ Core investment income for the second quarter, excluding the impact of purchase price accounting, was $16.2 million, a decrease of $3.0 million as compared to core investment income of $19.2 million for the second quarter of 2023. ▪ Net investment income ( NII ) for the second quarter of 2024 was $6.5 million ($0.70 per share) as compared to $7.9 million ($0.83 per share) for the same period the prior year, and $6.2 million, or $0.67 per share for the quarter ended March 31, 2024. ▪ Net asset value (“NAV”) as of June 30, 2024, was $196.4 million ($21.21 per share) as compared to $210.6 million ($22.57 per share) as of March 31, 2024. ▪ Total shares repurchased in open market transactions under the Renewed Stock Repurchase Program during the quarter ended June 30, 2024, were 79,722 at an aggregate cost of approximately $1.6 million, which was accretive to NAV by $0.03 per share. ▪ Total investments at fair value as of June 30, 2024, was $444.4 million; the debt investment portfolio at fair value as of June 30, 2024 was $358.9 million, which excludes CLO Funds and Joint Ventures, and was comprised of 75 different portfolio companies across 28 different industries with an average par balance per entity of approximately $2.6 million. This compares to total investments of $471.3 million at fair value as of March 31, 2024 and consisted of investments in 94 portfolio companies. The debt investment portfolio at fair value as of March 31, 2024 was $386.1 million, which excludes CLO Funds and Joint Ventures, and was comprised of 79 different portfolio companies across 27 different industries with an average par balance per entity of approximately $3.1 million. ▪ Weighted average contractual interest rate on our interest earning Debt Securities Portfolio for the quarter ended June 30, 2024, was approximately 12.4%. ▪ Non-accruals on debt investments, as of June 30, 2024, were nine debt investments as compared to seven debt investments on non-accrual status as of March 31, 2024. As of June 30, 2024, debt investments on non-accrual status represented 0.5% and 4.5% of the Company’s investment portfolio at fair value and amortized cost, respectively. This compares to debt investments on non-accrual status representing 0.5% and 3.2% of the Company’s investment portfolio at fair value and amortized cost, respectively, as of March 31, 2024. ▪ Par value of outstanding borrowings, as of June 30, 2024, was $285.1 million compared to $291.7 million as of March 31,2024, with an asset coverage ratio of total assets to total (2) (2) borrowings of 169% and 171% respectively. On a net basis, leverage as of June 30, 2024, was 1.3x compared to net leverage of 1.2x as of March 31, 2024. ▪ Amended and extended Senior Secured Credit Facility with JPMorgan Chase Bank, National Association (“JMP”). Under the terms of the amendment, commitments to the aggregate principal amount of the Credit Facility increased by $85.0 million, to a total of $200.0 million and the applicable margin was reduced from 2.80% per annum to 2.50% per annum. Additionally, the reinvestment period was extended from April 29, 2025, to August 29, 2026, and the maturity date was extended from April 29, 2026, to August 29, 2027. Furthermore, the Company’s existing 2018-2 Secured Notes will be refinanced under the terms of this amendment. ▪ Declared stockholder distribution of $0.69 per share for the third quarter of 2024, payable on August 30, 2024, to stockholders of record at the close of business on August 22, 2024. (1) Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection 3 with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. (2) Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $36.6 million and $39.6 million of cash and cash equivalents and restricted cash as of June 30, 2024 and March 31, 2024, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition.

PORTMAN RIDGE

Financial Highlights

($ in thousands)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Interest from investments in debt excluding accretion	**$14,156**	**$13,174**	**$13,196**	**$12,088**	**$11,589**
Purchase discount accounting	427	238	67	73	112
PIK Investment Income	966	2,421	2,081	2,006	2,201
CLO Income	829	502	119	555	524
JV Income	2,329	2,073	2,087	1,653	1,800
Service Fees	919	166	238	151	111
Investment Income	**$19,626**	**$18,574**	**$17,788**	**$16,526**	**$16,337**
Less: Purchase discount accounting	**($427)**	**($238)**	**($67)**	**($73)**	**($112)**
Core investment income[1]	**$19,199**	**$18,336**	**$17,721**	**$16,453**	**$16,225**
Expenses:					
Management fees	$1,869	$1,844	$1,786	$1,729	$1,680
Performance-based incentive fees	1,680	1,519	2,367	1,234	1,374
Interest and amortization of debt issuance costs	6,372	6,343	6,259	5,725	5,365
Professional fees	699	640	687	766	631
Administrative services expense	659	617	430	356	361
Other general and administrative expenses	432	445	405	490	449
Total expenses	**$11,711**	**$11,408**	**$11,934**	**$10,300**	**$9,860**
Less: Expense reimbursement	-	-	(5,309)	-	-
Net Expenses	**$11,711**	**$11,408**	**$6,625**	**$10,300**	**$9,860**
Net investment income	**$7,915**	**$7,166**	**$11,163**	**$6,226**	**$6,477**
Excluding impact of expense reimbursement	—	—	4,371	—	—
Core net investment income[2]	**$7,563**	**$6,928**	**$6,792**	**$6,153**	**$6,384**
Net realized gain (loss) on investments	(6,471)	(1,636)	(15,574)	(2,057)	(6,922)
Net change in unrealized gain (loss) on investments	(4,176)	1,708	11,750	71	(5,966)
Tax (provision) benefit on realized and unrealized gains (losses) on investments	(164)	264	(257)	459	78
Net realized gain (loss) on extinguishment of debt	(218)	(57)	(87)	(213)	(39)
Net increase/(decrease) in Core net assets resulting from operations	**($3,466)**	**$7,207**	**$2,611**	**$4,413**	**($6,465)**

Per Share	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Core Net Investment Income	$0.79	$0.73	$0.72	$0.66	$0.69
Net Realized and Unrealized Gain / (Loss) on Investments	($1.12)	$0.01	($0.41)	($0.21)	($1.39)
Net Core Earnings	($0.36)	$0.76	$0.28	$0.47	($0.70)
Distributions Declared	$0.69	$0.69	$0.69	$0.69	$0.69
Net Asset Value	$22.54	$22.65	$22.76	$22.57	$21.21

(1) Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge's financial performance.

(2) Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses, such as incentive fees. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment and the reimbursement. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge's financial performance. See slide 7 for a presentation of Reported net investment income in comparison to Core net investment income and a reconciliation thereof.

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Rising Rates ▪ As of June 30, 2024, substantially all of our floating rate assets were on SOFR contract. ▪ If all floating rate assets as of 6/30/24 were reset to current 3-month benchmark rates (5.28%), we would expect to generate an incremental ~$103k of quarterly income. Blended Contracted SOFR at Month End 6.00% 5.50% 5.28% 5.25% 5.23% 5.18% 5.16% 5.17% 4.86% 5.00% 4.70% 4.55% 4.36% 4.50% 3.99% 4.00% 3.44% 3.50% 3.03% 3.00% 2.50% 2.15% 1.94% 1.92% 2.00% 1.50% 1.00% 0.50% 0.00% 6/30 7/31 8/31 9/30 10/31 11/30 12/31 1/31 2/28 3/31 6/30 9/30 12/31 3/31 6/30 3m (1) SOFR (7/24/24) (1) 3-month SOFR per Bloomberg as of July 24, 2024. 5

Limited Repayment Activity ▪ Over the last three years, Portman has experienced an average of $1.1 million in income related to repayment / prepayment activity as compared to the current quarter of $0.3 million. Paydown Income by Quarter ($ in 000s) 5,000 4,500 4,000 3,500 3,000 2,500 2,000 1,500 Quarterly Average: $1,135 1,000 50% of Average: $567 500 281 -- Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 6

PORTMAN RIDGE

Core Earning Analysis

($ in '000s except per share)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Interest Income:					
Non-controlled/non-affiliated investments	14,786	13,283	12,760	12,621	11,913
Non-controlled affiliated investments	626	631	622	95	312
Total interest income	15,412	13,914	13,382	12,716	12,225
Payment-in-kind income:					
Non-controlled/non-affiliated investments	859	2,308	1,968	1,894	2,018
Non-controlled affiliated investments	107	113	113	112	183
Controlled affiliated investments	-	-	-	-	-
Total payment-in-kind income	966	2,421	2,081	2,006	2,201
Dividend income:					
Non-controlled affiliated investments	1,864	1,429	2,087	1,653	1,800
Controlled affiliated investments	465	644	-	-	-
Total dividend income	2,329	2,073	2,087	1,653	1,800
Fees and other income:					
Non-controlled/non-affiliated investments	905	166	238	151	111
Non-controlled affiliated investments	14	-	-	-	-
Total fees and other income	919	166	238	151	111
Reported Investment Income	**$19,626**	**$18,574**	**$17,788**	**$16,526**	**$16,337**
Less: Purchase discount accouting	(427)	(238)	(67)	(73)	(112)
Core Investment Income	**$19,199**	**$18,336**	**$17,721**	**$16,453**	**$16,225**
Reported					
Net Investment Income	$7,915	$7,166	$11,163	$6,226	$6,477
NII Per Share	*$0.83*	*$0.75*	*$1.17*	*$0.67*	*$0.70*
Core					
Net Investment Income[1]	$7,563	$6,928	$6,779	$6,162	$6,384
NII Per Share	*$0.79*	*$0.73*	*$0.71*	*$0.64*	*$0.69*

(1) Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the GARS and HCAP mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge's financial performance.

7

PORTMAN RIDGE

Net Asset Value Rollforward

($ in '000s)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
NAV, Beginning of Period	$225,106	$215,013	$214,755	$213,518	$210,607
Net realized gains (losses) from investment transactions [1]	(6,471)	(1,636)	(15,574)	(2,057)	(6,922)
Net change in unrealized appreciation (depreciation) on investments [1]	(4,176)	1,708	11,750	71	(5,966)
Net Investment Income	7,915	7,166	11,163	6,226	6,477
Net decrease in net assets resulting from stockholder distributions	(6,579)	(6,554)	(6,518)	(6,444)	(6,411)
Realized gains (losses) on extinguishments of debt	(218)	(57)	(87)	(213)	(39)
Tax (provision) benefit on realized and unrealized gains (losses) on investments	(164)	264	(257)	459	78
Stock repurchases	(553)	(1,222)	(1,789)	(953)	(1,553)
Distribution reinvestment plan	153	73	75	—	158
NAV, End of Period	**$215,013**	**$214,755**	**$213,518**	**$210,607**	**$196,429**

Leverage and Asset Coverage	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Gross Leverage	1.6x	1.5x	1.5x	1.4x	1.5x
Net Leverage[2]	1.4x	1.3x	1.2x	1.2x	1.3x
Asset Coverage	163%	166%	165%	171%	169%

(1) Excluding gains from merger activity.
(2) Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company's financial condition net of $36.6 million, $39.6 million, $71.2 million $33.7 million, and $35.4 million, of cash and cash equivalents and restricted cash as of June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge's financial condition.

8

(1) Current Portfolio Profile (2) Diversified Portfolio of Assets Diversification by Borrower 5.8% Top 5 Borrowers, 18.7% 4.9% 75 Debt + Equity Portfolio Investee Companies 3.4% 3.3% $2.6mm / 1% Average Debt Position Size Remainder 3.1% 38.2% U.S Centric Investments: Nearly 100% US-Based Companies Focus on Non-Cyclical Industries with High FCF Generation Next 6-10 Investments 13.6% Credit quality has been stable to improving during the rotation period Next 11-25 Investments 27.7% (2) (2) Industry Diversification Asset Mix Other, 20.6% High Tech Industries, 15.9% Aerospace and Defense, 3.0% Second Lien Debt 9.5% Beverage, Food and Tobacco, 3.1% Services: Business, First Lien Debt Equity Securities 13.8% 83.9% Machinery (Non- 6.2% Agrclt/Constr/Electr), 3.2% Subordinated Healthcare & Debt Pharmaceuticals, Media: Broadcasting 0.4% 13.4% & Subscription, 3.5% Finance, 5.0% Consumer goods: Banking, Finance, Insurance & Real Estate, 12.9% Durable, 5.8% (1) As of June 30, 2024. Figures shown do not include, CLO Funds, F3C JV or Series A-Great Lakes Funding II LLC, and derivatives. 9 (2) Shown as % of debt and equity investments at fair market value.

PORTMAN RIDGE

Portfolio Trends[1][2]

($ in '000s)	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Portfolio Sourcing (at Fair Value):					
BC Partners	$357,971	$366,509	$357,645	$365,041	$348,856
Legacy KCAP	$30,718	$24,719	$26,274	$23,865	$23,333
Legacy OHAI	$6,715	$6,289	$1,188	$0	$0
Legacy GARS	$91,842	$82,738	$69,488	$68,895	$60,790
Legacy HCAP[3]	$22,854	$20,166	$13,271	$13,454	$11,391
Portfolio Summary:					
Total portfolio, at fair value	**$510,100**	**$500,419**	**$467,865**	**$471,255**	**$444,370**
Total number of debt portfolio companies / Total number of investments[4]	85 / 183	83 / 175	80 / 174	79 / 187	75/196
Weighted Avg EBITDA of debt portfolio companies	$99,545	$107,118	$108,229	$111,355	$104,439
Average size of debt portfolio company investment, at fair value	$2,879	$3,294	$3,165	$2,818	$2,602
Weighted avg first lien / total leverage ratio (net) of debt portfolio	4.9x / 5.5x	5.0x / 5.8x	5.0x/5.7x	5.0x/5.7x	5.0x/5.8x
Portfolio Yields and Spreads:					
Weighted average yield on debt investments at par value[5]	11.3%	12.2%	12.3%	12.1%	12.4%
Average Spread to SOFR	675 bps	744 bps	750 bps	743 bps	752 bps
Portfolio Activity:					
Beginning balance	$539,122	$510,100	$500,419	$467,865	$471,255
Purchases / draws	15,257	18,301	18,061	39,080	16,220
Exits / repayments / amortization	(36,296)	(29,912)	(48,148)	(35,440)	(32,096)
Gains / (losses) / accretion	(7,983)	1,930	(2,467)	(250)	(11,009)
Ending Balance	**$510,100**	**$500,419**	**$467,865**	**$471,255**	**$444,370**

(1) For comparability purposes, portfolio trends metrics exclude short-term investments and derivatives.
(2) Excludes select investments where the metric is not applicable, appropriate, data is unavailable for the underlying statistic analyzed
(3) Includes assets purchased from affiliate of HCAP's former manager in a separate transaction.
(4) CLO holdings and Joint Ventures are excluded from investment count.
(5) Excluding non-accrual and partial non-accrual investments and excluding CLO holdings and Joint Ventures.

10

Credit Quality ▪ As of June 30, 2024, nine of the Company’s debt investments were on non-accrual status and represented 0.5% and 4.5% of the Company’s investment portfolio at fair value and amortized cost, respectively ($ in ‘000s) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 (1) Investments Credit Quality – Internal Rating Performing 95.1% 93.5% 93.7% 93.7% 96.4% Underperforming 4.9% 6.5% 6.3% 6.3% 3.6% Investments on Non-Accrual Status Number of Non-Accrual Investments 7 8 7 7 9 Non-Accrual Investments at Cost $15,618 $21,318 $17,260 $17,130 $23,333 Non-Accrual Investments as a % of Total Cost 2.6% 3.6% 3.2% 3.2% 4.5% Non-Accrual Investments at Fair Value $3,904 $8,212 $6,106 $2,152 $2,024 Non-Accrual Investments as a % of Total Fair Value 0.8% 1.6% 1.3% 0.5% 0.5% (1) Based on fair market value as of the end of the respective period. 11

(1) Portfolio Composition Investment Portfolio ($ in ‘000s) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 First Lien Debt $368,186 $357,451 $336,599 $345,978 $320,815 Second Lien Debt 44,863 49,825 41,254 38,925 36,386 Subordinated Debt 1,495 1,298 1,224 1,211 1,693 Equity Securities 20,013 19,189 20,533 23,428 23,830 Collateralized Loan Obligations 12,996 10,425 8,968 8,549 7,354 Joint Ventures 62,547 62,231 59,287 53,164 54,292 Ending Balance $510,100 $500,419 $467,865 $471,255 $444,370 Investment Portfolio (% of total) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 First Lien Debt 72.2% 71.4% 71.9% 73.3% 72.1% Second Lien Debt 8.8% 10.0% 8.8% 8.3% 8.2% Subordinated Debt 0.3% 0.3% 0.3% 0.3% 0.4% Equity Securities 3.9% 3.8% 4.4% 5.0% 5.4% Collateralized Loan Obligations 2.5% 2.1% 1.9% 1.8% 1.7% Joint Ventures 12.3% 12.4% 12.7% 11.3% 12.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% (1) At Fair Value at the end of the respective period. Does not include activity in short-term investments and derivatives. 12

M&A Value Realization ▪ BC Partners Advisors L.P. (“BCPAL”) is an affiliate of Portman’s investment advisor, Sierra Crest Investment Management (“Sierra Crest”), and employees of BCPAL operate Sierra Crest pursuant to a servicing agreement between the entities. Portman’s track record demonstrates BC Partners’ ability to efficiently realize the value of legacy portfolios acquired while rotating into BC Partners’ sourced assets. OHAI GARS HCAP $319,591 $316,452 $67,143 $57,827 81% of $60,550 $53,540 Portfolio FMV at 86% of 100% of transaction Portfolio Portfolio has been FMV at FMV at $260,136 realized transaction transaction $45,871 $67,143 has been has been realized realized $59,456 – $7,669 At Closing 6/30/24 At Closing 6/30/24 At Closing 6/30/24 Still Held Realized Still Held Realized Still Held Realized 13

Appendix

PORTMAN RIDGE

Balance Sheet

(in thousands, except share and per share amounts)	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS		
Investments at fair value:		
Non-controlled/non-affiliated investments (amortized cost: 2024 - $409,486; 2023 - $426,630)	$ 370,359	$ 398,325
Non-controlled affiliated investments (amortized cost: 2024 - $62,769; 2023 - $55,611)	60,464	55,222
Controlled affiliated investments (cost: 2024 - $50,428; 2023 - $58,041)	13,547	14,318
Total Investments at Fair Value (cost: 2024 - $522,683; 2023 - $540,282)	$ 444,370	$ 467,865
Cash and cash equivalents	9,813	26,912
Restricted cash	26,826	44,652
Interest receivable	4,659	5,162
Receivable for unsettled trades	—	573
Due from affiliates	1,544	1,534
Other assets	1,599	2,541
Total Assets	$ 488,811	$ 549,239
LIABILITIES		
2018-2 Secured Notes (net of discount of: 2024 - $414; 2023 - $712)	$ 84,656	$ 124,971
4.875% Notes Due 2026 (net of discount of: 2024 - $974; 2023 - $1,225; net of deferred financing costs of: 2024 - $430; 2023 - $561)	106,596	106,214
Great Lakes Portman Ridge Funding LLC Revolving Credit Facility (net of deferred financing costs of: 2024 - $609; 2023 - $775)	91,391	91,225
Payable for unsettled trades	37	520
Accounts payable, accrued expenses and other liabilities	2,700	4,252
Accrued interest payable	3,537	3,928
Due to affiliates	411	458
Management and incentive fees payable	3,054	4,153
Total Liabilities	$ 292,382	$ 335,721
COMMITMENTS AND CONTINGENCIES		
NET ASSETS		
Common stock, par value $0.01 per share, 20,000,000 common shares authorized; 9,951,485 issued, and 9,260,495 outstanding at June 30, 2024, and 9,943,385 issued, and 9,383,132 outstanding at December 31, 2023	$ 93	$ 94
Capital in excess of par value	715,488	717,835
Total distributable (loss) earnings	(519,152)	(504,411)
Total Net Assets	$ 196,429	$ 213,518
Total Liabilities and Net Assets	$ 488,811	$ 549,239
Net Asset Value Per Common Share	$ 21.21	$ 22.76

15

PORTMAN RIDGE

Income Statement

(in thousands, except share and per share amounts)	For the Three Months Ended June 30, 2024	For the Three Months Ended June 30, 2023	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023
INVESTMENT INCOME				
Interest income:				
Non-controlled/non-affiliated investments	$ 11,913	$ 14,786	$ 24,534	$ 29,632
Non-controlled affiliated investments	312	626	407	1,475
Total interest income	$ 12,225	$ 15,412	$ 24,941	$ 31,107
Payment-in-kind income:				
Non-controlled/non-affiliated investments[1]	$ 2,018	$ 859	$ 3,912	$ 2,386
Non-controlled affiliated investments	183	107	295	180
Total payment-in-kind income	$ 2,201	$ 966	$ 4,207	$ 2,566
Dividend income:				
Non-controlled affiliated investments	$ 1,800	$ 1,864	$ 3,453	$ 3,248
Controlled affiliated investments	—	465	—	1,540
Total dividend income	$ 1,800	$ 2,329	$ 3,453	$ 4,788
Fees and other income				
Non-controlled/non-affiliated investments	$ 111	$ 905	$ 262	$ 1,478
Non-controlled affiliated investments	—	14	—	14
Total fees and other income	$ 111	$ 919	$ 262	$ 1,492
Total investment income	$ 16,337	$ 19,626	$ 32,863	$ 39,953
EXPENSES				
Management fees	$ 1,680	$ 1,869	$ 3,409	$ 3,822
Performance-based incentive fees	1,374	1,680	2,608	3,488
Interest and amortization of debt issuance costs	5,365	6,372	11,091	12,704
Professional fees	631	699	1,397	1,302
Administrative services expense	361	659	717	1,330
Other general and administrative expenses	449	432	939	863
Total expenses	$ 9,860	$ 11,711	$ 20,161	$ 23,509
NET INVESTMENT INCOME	$ 6,477	$ 7,915	$ 12,702	$ 16,444
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS				
Net realized gains (losses) from investment transactions:				
Non-controlled/non-affiliated investments	$ (694)	$ (5,267)	$ (2,335)	$ (8,352)
Non-controlled affiliated investments	—	(1,124)	—	(1,124)
Controlled affiliated investments	(6,228)	(80)	(6,644)	(80)
Net realized gain (loss) on investments	$ (6,922)	$ (6,471)	$ (8,979)	$ (9,556)
Net change in unrealized appreciation (depreciation) on:				
Non-controlled/non-affiliated investments	$ (10,163)	$ (5,478)	$ (10,822)	$ (8,535)
Non-controlled affiliated investments	(2,055)	766	(1,915)	455
Controlled affiliated investments	6,252	536	6,842	(2,056)
Net change in unrealized gain (loss) on investments	$ (5,966)	$ (4,176)	$ (5,895)	$ (10,136)
Tax (provision) benefit on realized and unrealized gains (losses) on investments	$ 78	$ (164)	$ 537	$ 407
Net realized and unrealized appreciation (depreciation) on investments, net of taxes	$ (12,810)	$ (10,811)	$ (14,337)	$ (19,285)
Net realized gain (loss) on extinguishment of debt	$ (39)	$ (218)	$ (252)	$ (218)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$ (6,372)	$ (3,114)	$ (1,887)	$ (3,059)
Net Increase (Decrease) In Net Assets Resulting from Operations per Common Share:				
Basic and Diluted:	$ (0.69)	$ (0.33)	$ (0.20)	$ (0.32)
Net Investment Income Per Common Share:				
Basic and Diluted:	$ 0.70	$ 0.83	$ 1.36	$ 1.72
Weighted Average Shares of Common Stock Outstanding—Basic and Diluted	9,293,687	9,541,722	9,319,272	9,548,424

(1) During the six months ended June 30, 2024, the Company received $0.1 million of non-recurring fee income that was paid-in-kind and included in this financial statement line item. During the six months ended June 30, 2023, the Company received $0.3 million of non-recurring fee income that was paid in-kind and included in this financial statement line item

16

Corporate Leverage & Liquidity Cash and Cash Equivalents ▪ Unrestricted cash and cash equivalents totaled $9.8 million as of June 30, 2024 ▪ Restricted cash of $26.8 million as of June 30, 2024 Debt Summary ▪ As of June 30, 2024, par value of outstanding borrowings was $285.1 million; there was $23.0 million of available borrowing capacity under the Senior Secured Revolving Credit Facility and no available borrowing capacity under the 2018-2 Secured Notes. ▪ On July 23, 2024, Great Lakes Portman Ridge Funding LLC, a wholly-owned subsidiary of the Company, entered into a second amendment of its senior secured revolving credit facility (“Revolving Credit Facility”) with JPMorgan Chase Bank, National Association (“JPM”) as administrative agent. The second amendment, among other things, (i) provided for a committed increase to the aggregate principal amount of the Revolving Credit Facility in an amount not to exceed $85,000,000, subject to the satisfaction of certain conditions, (ii) provided for a committed seven-day bridge advance in an aggregate principal amount of $18,250,000, subject to the satisfaction of certain conditions, (iii) reduced the applicable margin on the Revolving Credit Facility to 2.50% per annum, (iv) extended the period in which the Company may request advances under the Revolving Credit Facility to August 29, 2026, (v) extended the stated maturity of the Revolving Credit Facility to August 29, 2027, (vi) extended the non-call period under the Revolving Credit Facility to April 29, 2025, and (vii) provided for certain fees to be paid to the administrative agent and the lenders in connection therewith. 17

(1) Regular Distribution Information (1) The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the distribution per share amounts have been adjusted retroactively to reflect the split for all periods presented. 18